Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES MONTHLY DIVIDEND RATE

OF $0.05 PER SHARE AND CONFIRMS SERIES A AND SERIES B

PREFERRED STOCK MONTHLY DIVIDENDS FOR Q4 2013

VERO BEACH, Fla. – September 18, 2013 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (NYSE MKT: ARR.WS) (“ARMOUR” or the “Company”) today announced the Q4 2013 monthly cash dividend rate for the Company’s Common Stock of $0.05 per share, which represents an annualized yield of 14.7% based on the closing market price of the stock on September 17, 2013.

In order to limit exposure to increasing volatility in the mortgage and US Treasury bond markets in Q3 2013, the Company reduced its portfolio to approximately $16.1 billion from a high of approximately $26.9 billion in the first half of 2013. The Company did not reduce any of its hedge positions since June 30, 2013, which represent 88.6% of repurchase agreement borrowings and resulted in a net balance sheet duration of 1.05 at August 30, 2013. For additional information about the Company’s investment portfolio, liquidity, financing, hedging and other matters, please see the Company’s latest monthly update at http://www.armourreit.com/updates/ARR Company Update Sept 10 2013.pdf.

The Company also confirmed the Q4 2013 monthly cash dividends for the Company's Series A and Series B Preferred Stock.

Q4 2013 Common Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
October 2013	$0.05	October 15, 2013	October 28, 2013

November 2013	$0.05	November 15, 2013	November 27, 2013

December 2013	$0.05	December 16, 2013	December 27, 2013

Q4 2013 Series A Preferred Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
October 2013	$0.171875	October 15, 2013	October 28, 2013

November 2013	$0.171875	November 15, 2013	November 27, 2013

December 2013	$0.171875	December 15, 2013	December 27, 2013

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ARMOUR Residential REIT, Inc. Announces Monthly Common and

Preferred Stock Dividend Rates

September 18, 2013

Q4 2013 Series B Preferred Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
October 2013	$0.1640625	October 15, 2013	October 28, 2013

November 2013	$0.1640625	November 15, 2013	November 27, 2013

December 2013	$0.1640625	December 15, 2013	December 27, 2013

About ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate mortgage-backed securities issued or guaranteed by U.S. Government-sponsored entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC, an investment advisor registered with the Securities and Exchange Commission (“SEC”). ARMOUR Residential REIT, Inc. has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website at http://www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340

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